Exhibit 10.01


                    PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into effective the 6th day of February, 2002, by and between Brent W. Schlesinger, an individual and P.S. Enterprises, a Utah DBA, hereinafter referred to collectively as "Seller," and OCIS CORP., a Nevada Corporation, hereinafter referred to as "Buyer," based on the following:

                              Premises

     a) Seller is involved in the purchase and sale of warehousing and other business equipment.

     b) Buyer wants to purchase the assets of Seller used in its business operation including its inventory.

     c)     Seller wishes to sell its assets to Buyer.

                              Agreement

     Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                              ARTICLE I
                           Sale of Assets

     1.01 Sale of Assets. On the terms, and subject to the conditions, set forth in this Agreement, on the closing date, Seller agrees to sell, transfer, convey and deliver to Buyer and Buyer agrees to accept and purchase all of Seller's existing assets used in connection with its business of purchasing and selling warehousing and business equipment located at 3942 South 210 West, Salt Lake City, Utah, including, without limiting the generality of the foregoing, the tangible personal property and equipment all as more particularly described in Exhibit "A," attached hereto and incorporated herein by this reference, which principally consist of Seller's
inventory.   Such sale, conveyance, transfer, and delivery shall be free and clear of all liabilities, obligations, liens, and encumbrances. Except as specifically set forth herein, no other assets of Seller are to be sold, transfer, conveyed or delivered to Buyer.

     1.02 Consideration for Sale of Business. In consideration of the conveyance from Seller to Buyer, Buyer hereby agrees to deliver to Seller, one hundred thousand (100,000) shares of Buyer's Common Stock, par value $0.001 per share and a promissory note, attached hereto as exhibit "B" and made a part hereof by this reference, in the amount of fifty thousand dollars ($50,000) due and payable no later than one year from the date of this Agreement. The purchase price, and related promissory note, shall be adjusted down by the amount that the purchase invoices for the inventory delivered is less than the purchase price of fifty five thousand dollars ($55,000). All adjustments shall be made to the promissory note and not to the amount of shares deliverable.

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

     1.03 Further Assurances. At the Closing and from time to time thereafter, Buyer shall execute such additional instruments and take such other action as Seller may reasonably request, without undue cost to Buyer in order to more effectively sell, transfer, and assign clear title and ownership to the assets attached as exhibit "A."

     1.04 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place (the "Closing Date"). The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

     1.05     Effective Date.     The effective date of the transactions
provided for in this Article I shall be deemed to have occurred on, February 6, 2002.

     1.06 Access to Properties and Records Prior to Closing. Until the Closing Date, Seller will afford to Buyer full access to the properties of the Seller in order that Buyer may have full opportunity to make such reasonable investigation as it shall desire to make of the assets of Seller.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

     2.01     Title to Assets.      The Seller represents, warrants, and
covenants to Buyer that the Seller is the lawful owner of all property transferred hereby; that the property is free from any and all liens and encumbrances; that Seller has the right, power, and authority to transfer the property to Buyer without the approval of any other person; and that Seller will warrant and defend title to the property against the claims and demands of all persons arising out of or in connection with any act or event occurring prior to the date of this Agreement.

     2.02 Condition of Property. All property, including inventory, to be transferred pursuant to this Agreement is in good and working condition and may be sold in a working condition for the purposes in which it is intended to be used.

     2.03 Representations and Warranties Regarding Securities Laws. In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for this transaction, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the parties acceptance of, and concurrence in, the following representations and warranties:

     (a) Seller acknowledges that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the shares of Common Stock or Unit, and that this transaction involves certain risks.

     (b) Seller has received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated.

     (c) Seller has such knowledge and experience in business and financial matters that he is capable of evaluating each business.

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     (d)     Seller has been provided with copies of all materials and
information he requested, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

     (e) All information which Seller has provided to Buyer or its representatives concerning his suitability and intent to hold the shares of Common Stock following the transactions contemplated hereby is complete, accurate, and correct.

     (f) Seller has not offered or sold any securities of Buyer or interest in this Agreement and has no present intention of dividing the shares of Common Stock to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

     (g) Seller understands that the shares of Common Stock have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject shares of Common Stock may, under certain circumstances, be inconsistent with this exemption and may make Seller an "underwriter," within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject shares of Common Stock can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, after one year after the date the shares of Common Stock are fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

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     (h)     Seller acknowledges that the shares of Common Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Buyer is not under any obligation to register the shares of Common Stock under the Securities Act. If rule 144 is available after one year and prior to two years following the date the shares are fully paid for, only routine sales of such shares of Common Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule. Buyer is not under any obligation to make rule 144 available, except as may be expressly agreed to by it in writing in this Agreement, and in the event rule 144 is not available, compliance with regulation A or some other disclosure exemption may be required before Seller can sell, transfer, or otherwise dispose of such shares of Common Stock without registration under the Securities Act. Buyer will maintain a stop transfer order against the registration or transfer of the shares of Common Stock, and the certificates representing the shares of Common Stock will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

     (I) Buyer may refuse to register further transfers or resales of the shares of Common Stock in the absence of compliance with rule 144 unless the Seller furnish Buyer with a "no-action" or interpretive letter from the SEC or an opinion of counsel reasonably acceptable to Buyer stating that the transfer is proper. Further, unless such letter or opinion states that the shares of Common Stock are free of any restrictions under the Securities Act, Buyer may refuse to transfer the securities to any transferee who does not furnish in writing to Buyer the same representations and agree to the same conditions with respect to such shares of Common Stock as set forth herein. Buyer may also refuse to transfer the shares of Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

     (J) Seller is aware that there currently is no trading market for Buyer's securities and any investment in Buyer should be viewed as a long term, illiquid, investment subject to a high degree of risk.

     2.04 Additional Documentation and Representations.

     (a) In connection with the transaction contemplated by this Agreement, Buyer and Seller shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the State or Utah unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

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     (b)     In order to more fully document reliance on the exemptions as provided herein, Buyer and Seller shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Buyer and Seller and their counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws including but not limited to an investment letter.

     (c) Buyer and Seller acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

                              ARTICLE III
                           SPECIAL COVENANTS

     3.01     Activities of Seller.

     (a) From and after the date of this Agreement until the Closing Date and except as contemplated by this Agreement, Seller will each:

     (i) Carry on its business in substantially the same manner as it has heretofore;

     (ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; and

     (iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business.

     3.02 Covenant not to Compete. Brent W. Schlesinger agrees that he will not compete with the business of Buyer as it relates to the purchase and sale of warehousing and other business equipment for a period of twelve months from the date of this Agreement. Brent W. Schlesinger will be able to engage in the purchase and sale of warehousing and business equipment if Buyer has agreed that it is not interested in purchasing and selling a specific item presented to Buyer by Seller. In the event of a breach or threatened breach of the foregoing covenants not to compete, Buyer and Seller, as applicable, shall have the right to have such covenants specifically enforced by any court having jurisdiction; it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the nonbreaching party.
If in any judicial proceeding, a court shall refuse to enforce any of the covenants included in this section because of the duration of such provisions or the area covered thereby, Buyer and Seller agree that the court making such determination shall have the power to reduce the duration and/or areas of such provisions and to enforce such provision in its reduced form.

     3.03 Compliance with Securities Laws. The consummation of this Agreement and the transactions herein contemplated, including the sale of the common stock by Buyer to the Seller as contemplated hereby, constitutes the offer and sale of securities under the Securities Act of 1933, as amended, and certain state statues. Such transactions shall be consummated in reliance on

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exemptions from the registration and prospectus delivery requirements of such statutes that depend, inter alia, upon the circumstances under which Seller acquires such shares of common stock. In connection with reliance upon exemptions from the registration and the prospectus delivery requirements for such transactions, Seller shall provide Buyer with such representations and assurances as Buyer may reasonably request. The parties shall cooperate and utilize their best efforts to document reliance on exemptions from registration under applicable federal and state securities laws.


                                 ARTICLE IV
                               MISCELLANEOUS

     4.01 Brokers. Buyer and Seller agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, Buyer and Seller each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

     The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

     4.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

     4.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Utah.

     4.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to Buyer, to: OCIS CORP.           If to Seller, to: Brent W. Schlesinger
                 2081 South Lakeline Drive              258 East 7160 South
                 Salt Lake City, Utah 84109             Midvale, Utah 84047
                 Fax: (801) 487-8117                    Fax:  (801) 256-9846

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

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     4.05     Attorney's Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     4.06 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     4.07 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     4.08     Third Party Beneficiaries.   This Agreement is solely between
Buyer and Seller and no director, officer, stockholder, employee, agent independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     4.09 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the

(The rest of this page intentionally left blank.)

party or parties for whose benefit the provision is intended.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.


SELLER: BRENT W. SCHLESINGER;
P.S. ENTERPRISES, DBA


By:_______/s/__________________________
     Brent W. Schlesinger, on behalf of
     P.S. Enterprises, DBA

_______/s/_____________________________
Brent W. Schlesinger, Individually

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BUYER: OCIS CORP.


By:_/s/________________________________
    A Duly Authorized Officer

STATE OF UTAH               )
                              ss.
COUNTY OF SALT LAKE     )

     On this 6th day of February, 2002, personally appeared before me Brent W. Schlesinger, whose identity is personally known to me and who by me duly sworn, did say that he is the owner of P.S. Enterprises and that said document was signed by him on behalf of P.S. Enterprises and personally.

     ________/s/______________________________________
     NOTARY PUBLIC

STATE OF UTAH               )
                              ss.
COUNTY OF SALT LAKE     )

     On this 6th day of February, 2002, personally appeared before me Kirk Blosch, whose identity is personally known to me and who by me duly sworn, did say said document was signed, by him on behalf of OCIS CORP. and said Kirk Blosch acknowledged to me that said corporation executed the same.

     ___________/s/_______________________________
     NOTARY PUBLIC

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Exhibit A To
Asset Purchase Agreement


   QUANTITY             DESCRIPTION                   NET EACH $$TOTAL $$  RETAIL $$  NEW $$
        280        SPEED RACK BEAMS 96"                $8.00 $2,240.00     $14.00     $21.00
        130        SPEED RACK BEAMS 92"                $6.00   $780.00     $12.00     $20.00
         18        SPEED RACK UP. 42"x132"            $20.00   $360.00     $35.00     $60.00
         60        SPEED RACK BEAMS 62"                $4.00   $240.00     $10.00     $16.00
         17        SPEED RACK UP. 44"x217"            $35.00   $595.00     $60.00    $110.00
         15        SPEED RACK UP. 44"x192"            $35.00   $525.00     $50.00     $90.00
        500        STURDIBUILT BEAMS 106"              $8.00 $4,000.00     $14.00     $21.00
         68        STURDIBUILT BEAMS 94"               $7.00   $476.00     $12.00     $19.00
         80        STURDIBUILT UP. 38"x96"            $12.00   $960.00     $25.00     $45.00
         20        STURDIBUILT UP. 38"x144"           $20.00   $400.00     $45.00     $60.00
         40        STURDIBUILT UP. 38"x70"            $10.00   $400.00     $20.00     $40.00
        260        I-SERIES BEAMS 104"                 $8.00 $2,080.00     $14.00     $22.00
         60        I-SERIES BEAMS 108"                $10.00   $600.00     $16.00     $23.00
         70        I-SERIES BEAMS 96"                  $8.00   $560.00     $14.00     $21.00
        180        I-SERIES BEAMS 60"                  $4.00   $720.00     $10.00     $18.00
         10        I-SERIES UP. 44"x224"              $50.00   $500.00     $85.00    $130.00
          5        I-SERIES UP. 42"x192"              $35.00   $175.00     $60.00     $95.00
          6        I-SERIES UP. 52"x144"              $20.00   $120.00     $45.00     $75.00
         20        I-SERIES UP. 38"x96"               $15.00   $300.00     $35.00     $45.00
         10        I-SERIES UP. 36"x144"              $20.00   $200.00     $45.00     $65.00
         60        T-BOLT BEAMS 98"                    $8.00   $480.00     $12.00     $21.00
         50        T-BOLT BEAMS 96"                    $8.00   $400.00     $12.00     $21.00
         24        SECTIONSKINGWAY CARTON FLOW RACK  $200.00 $4,800.00    $500.00    $900.00
         300       POS. FRAZIER PUSH-BACK RACK        $25.00 $7,500.00     $45.00     $85.00
         22        HYTROL SKATE WHL. CONVEYOR         $20.00   $440.00     $45.00    $100.00
          3        HYTROL SLIDER BED POW.CONV.       $400.00 $1,200.00    $900.00  $1,880.00
          1        AM LIFT TABLE w/TURN TABLE        $800.00   $800.00  $1,500.00  $3,800.00
          1        LITTLE DAVID AUTO BOX TAPER       $500.00   $500.00  $1,500.00  $4,000.00
          1        SHREADER FAN 10HP                 $500.00   $500.00  $1,000.00  $3,500.00
          1        SHREADER FAN 15HP                 $500.00   $500.00  $1,000.00  $3,800.00
          1        AM BARREL 1 TON HOIST 22OV        $400.00   $400.00    $750.00  $1,200.00
         80        WIRE DECKS 36"-48"                  $4.00   $320.00     $10.00     $19.00
          1        HYSTER FORKLIFT ELECT. R45      $3,500.00 $3,500.00  $5,500.00 $22,000.00
          1        HYSTER FORKLIFT L/P S30E        $3,500.00 $3,500.00  $5,000.00 $17,000.00
          1        ALLIS CHALMERS ACC40 L/P        $3,000.00 $3,000.00  $4,500.00 $15,000.00
          1        CLARK FORKLIFT ELECT. EC500-50  $3,500.00 $3,500.00  $5,500.00 $18,000.00
          1        CAT FORKLIFT T-60C L/P          $3,500.00 $3,500.00  $5,500.00 $19,000.00
          1        TENANT 260 FLOOR SCRUBBER LP    $1,000.00 $1,000.00  $2,500.00 $10,000.00
                                          TOTAL      $52,071.00


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